Exhibit 99.1

Sidus Space Announces Appointment of Teresa Burchfield as Chief Financial Officer

CAPE CANAVERAL, Fla., April 13, 2022—(BUSINESS WIRE)—Sidus Space, Inc. (NASDAQ:SIDU), a space-as-a-service satellite company focused on commercial satellite design, manufacture, launch, and data collection, announced today that Teresa Burchfield has been appointed Chief Financial Officer, effective April 11, 2022.

Ms. Burchfield brings over 30 years of finance and accounting experience to her new role as Chief Financial Officer at Sidus Space. Prior to her appointment with Sidus Space, Ms. Burchfield had a 19-year tenure with Tupperware, a $1.8 billion publicly traded company, where she served in several key financial and management roles. While with Tupperware, she was the Vice President and Chief Financial Officer for the US & Canada business unit, Vice President and Group Chief Financial Officer for Europe, Middle East and Africa and the Vice President of Investor Relations. In addition, during her time at Tupperware Ms. Burchfield was also Vice President and Chief Financial Officer at BeautiControl, a wholly owned subsidiary of Tupperware.

During her career Ms. Burchfield has also managed numerous aspects of business operations, business development, IT and marketing operations, and as a result she is experienced in product forecasting, purchasing and distribution analytics. Ms. Burchfield also has over 15 years of experience working in manufacturing environments, providing a strong background in costing and operational efficiencies.

“Teresa has a proven track record of strong financial leadership and I am confident that her insights will be very valuable to Sidus as we continue on our path of expansion,” said Carol Craig, Founder and Chief Executive Officer. “With Teresa’s support, we look forward to delivering enhanced value to our shareholders.”

“I am delighted to join Sidus Space at such an important time in the company’s evolution,” said Ms. Burchfield. “I look forward to working closely with Carol and the rest of the leadership team to drive value creation for Sidus Space shareholders.”

Ms. Burchfield holds a B.S. Degree in Accounting from the University of Central Oklahoma and is a CPA in the state of Oklahoma.

Ms. Burchfield will succeed Scott Silverman, who will be stepping down from the CFO role as of April 11, 2022. Mr Silverman’s role as CFO in a consulting capacity was instrumental in the IPO process and initial quarter of 2022, however, a full-time dedicated CFO with the experience and credentials of Ms. Burchfield will truly allow Sidus to expand and maximize shareholder value. Mr. Silverman will continue with Sidus Space in a consulting role until June 30, 2022 to assist with the transition.

About Sidus Space

Sidus Space (NASDAQ: SIDU), located in Cape Canaveral, Florida, operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on commercial satellite design, manufacture, launch, and data collection. The company’s rich heritage includes the design and manufacture of many flight and ground component parts and systems for various space related customers and programs.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. Any corporation, industry, or vertical can start their journey off-planet with Sidus Space’s rapidly scalable, low-cost satellite services, space-based solutions, and testing alternatives. More than just a “satellite-as-a-service” provider, Sidus Space is a trusted Mission Partner–from concept to Low Earth Orbit and beyond. Sidus is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described under the caption “Risk Factors” in Sidus Space’s Form 10-K for the year ended December 31, 2021, and in Sidus’ other filings made with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Kevin Holmes

Chesapeake Group

+1-410-825-3930

kevinholmes@chesapeakegp.com

Media

Karen Soriano

karen.soriano@sidusspace.com

+1-443-900-2437

http://www.sidusspace.com

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